Exhibit 21
COVENTRY HEALTH CARE, INC.
LIST OF SUBSIDIARIES
February 3, 2010

Subsidiaries	State of Organization

Altius Health Plans Inc. (Does business as Altius)	Utah
Carelink Health Plans, Inc.	West Virginia
Coventry Consumer Advantage, Inc.	Delaware
CHC Casualty Risk Retention Group, Inc.	Vermont
Coventry Financial Management Services, Inc.	Delaware
Coventry Health and Life Insurance Company	Delaware
Coventry Healthcare Management Corporation (Also does business as CHC Management Corporation and Coventry Healthcare Management Corporation of Missouri)	Delaware
Coventry Health Care of Delaware, Inc. (Also does business as Coventry Health Care of New Jersey)	Delaware
Coventry Health Care of Georgia, Inc.	Georgia
Coventry Health Care of Iowa, Inc.	Iowa
Coventry Health Care of Kansas, Inc.	Kansas
Coventry Health Care of Louisiana, Inc.	Louisiana
Coventry Health Care of Nebraska, Inc.	Nebraska
Coventry Health Care of Pennsylvania, Inc.	Pennsylvania
Coventry Management Services, Inc.	Pennsylvania
Coventry Health Care National Network, Inc.	Delaware
Coventry Healthcare National Accounts, Inc.	Delaware
Coventry Health Care Workers Compensation, Inc. and Subsidiaries:

First Script Network Services, Inc.

FOCUS Healthcare Management, Inc.

Medical Examinations of New York, P.C. d/b/a  Coventry Independent Medical Examinations

Coventry Independent Medical Exams of Texas, PA

MetraComp, Inc.
Delaware Nevada Tennessee New York Texas Connecticut
Coventry Product Services, Inc.	Delaware
Coventry Prescription Management Services, Inc.	Nevada
Coventry Services Corporation	Delaware
Coventry Transplant Network, Inc.	Delaware
First Health Group Corp. and it subsidiaries:	Delaware
Cambridge Life Insurance Company	Missouri
Claims Administration Corp.	Maryland
First Health Life & Health Insurance Company	Texas
First Health Strategies, Inc.	Delaware
Florida Health Plan Administrators, LLC and it subsidiaries: Summit Health Plan, Inc. Vista Healthplan, Inc. Vista Healthplan of South Florida, Inc. Carefree Insurance Services, Inc. (50% ownership)	Florida Florida Florida Florida Florida
Group Dental Services, Inc. Group Dental Service of Maryland, Inc.	Maryland Maryland
Group Health Plan, Inc.	Missouri
Group Health Plan of Delaware, LLC	Delaware
HealthAmerica Pennsylvania, Inc.	Pennsylvania
HealthAssurance Financial Services, Inc.	Delaware
HealthAssurance Pennsylvania, Inc. (Formerly Health PASS, Inc.)	Pennsylvania
HealthCare USA of Missouri, LLC	Missouri
HealthCare USA of Tennessee (with d/b/a HealthCare USA & CHCCares effective 10/17/2007)	Tennessee
MHNet Specialty Services, LLC Mental Health Network of New York, IPA MHNet Life and Health Insurance Company MHNet of Florida, Inc. Mental Health Associates, Inc.	Maryland New York Texas Florida Louisiana
OmniCare Health Plan, Inc.	Michigan
PersonalCare Insurance of Illinois, Inc.	Illinois
Preferred Health Systems, Inc. Preferred Health Systems Insurance Company Preferred Plus of Kansas, Inc. Preferred Health Care, Inc. Kansas Health Plan, Inc. Preferred Benefits Administrator, Inc.	Kansas Kansas Kansas Kansas Kansas Kansas
Southern Health Services, Inc. (Also does business as Coventry Health Care or Coventry)	Virginia
WellPath Preferred Services, Inc.	North Carolina
WellPath Select, Inc.	North Carolina
WellPath of South Carolina, Inc.	South Carolina